As filed with the Securities and Exchange Commission on October 15, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TARSUS PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	81-4717861
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15440 Laguna Canyon Road, Suite 160

Irvine, California 92618

(949) 409-9820

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bobak Azamian, M.D., Ph.D.

President and Chief Executive Officer

Tarsus Pharmaceuticals, Inc.

15440 Laguna Canyon Road, Suite 160

Irvine, California 92618

(949) 409-9820

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ilan Lovinsky Jeffrey R. Vetter Ryan J. Gunderson Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Road, Suite 200 San Diego, California 92130 (858) 436-8000	Leo M. Greenstein Chief Financial Officer Tarsus Pharmaceuticals, Inc. 15440 Laguna Canyon Road Irvine, California 92618 (949) 409-9820	Ilir Mujalovic Ana Aur Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333- 249076)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	575,000	$16.00	$9,200,000	$1,003.72

(1)

In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-249076), is hereby being registered. Represents only the additional number of shares being registered and includes 75,000 additional shares the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-249076).

(2)	Calculated in accordance with Rule 457(a) promulgated under the Securities Act of 1933, as amended, based on the initial public offering price.
(3)

An aggregate registration fee of $11,195.25 was previously paid in connection with the filing of the related Registration Statement on Form S-1, as amended (File No. 333-249076). $10,664.53 of such fee was used to pay the filing fee of such Registration Statement.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Tarsus Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-249076) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on September 25, 2020, and subsequently amended on October 9, 2020, and which the Commission declared effective on October 15, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.0001 per share, offered by the Registrant by 575,000 shares, 75,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

24.1+	Power of Attorney

+	Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249076) filed on September 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 15th day of October, 2020.

Tarsus Pharmaceuticals, Inc.

/s/ Bobak Azamian, M.D., Ph.D.
Bobak Azamian, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bobak Azamian, M.D., Ph.D. Bobak Azamian, M.D., Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	October 15, 2020

/s/ Leo M. Greenstein Leo M. Greenstein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2020

* Michael Ackermann, Ph.D.	Chairman	October 15, 2020

* Bhaskar Chaudhuri, Ph.D.	Director	October 15, 2020

* Andrew Goldberg, M.D.	Director	October 15, 2020

* William J. Link, Ph.D.	Director	October 15, 2020

* Jason Tester	Director	October 15, 2020

* By:	/s/ Bobak Azamian, M.D., Ph.D.
Bobak Azamian, M.D., Ph.D.
Attorney-in-fact